UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On March 3, 2006, the Board of Directors of NorthWestern Corporation (the “Company”) approved the following compensation schedule for non-employee directors for 2006:

ANNUAL BOARD RETAINER	CASH	SHARES
Initial Stock Grant (sign-on grant as a new member)	NA	1,000
Board Chair	$100,000*	3,000
Board Member	$25,000*	2,000
ANNUAL COMMITTEE CHAIR RETAINER	CASH	SHARES
Audit Committee	$8,000*	NA
Governance Committee	$6,000*	NA
Human Resources Committee	$6,000*	NA
MEETING FEES**	CASH	SHARES
Board Meeting	$2,500	NA
Committee Meeting	$2,500	NA

  *Cash-based retainers will be paid quarterly in advance of the current fiscal quarter.

  **The Board Chair does not receive meeting fees.

Item 8.01            Other Events.

On March 3, 2006, the Board of Directors declared a quarterly dividend of 31 cents per share payable to shareholders of record on March 15, 2006.

On March 3, 2006, the Board of Directors set August 2, 2006, as the date of the 2006 Annual Meeting of Shareholders. The record date for the annual meeting is June 5, 2006.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 9.01              Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	NorthWestern Corporation press release issued on March 6, 2006

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By: /s/ Thomas J. Knapp

Thomas J. Knapp
Vice President, General Counsel
and Corporate Secretary

Date: March 7, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	NorthWestern Corporation press release issued on March 6, 2006

* filed herewith